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                                                                    EXHIBIT 23.1


                          Independent Auditors' Consent



The Board of Directors
Interstate Hotels & Resorts, Inc.:

We consent to the use of our report dated February 11, 2003, with respect to the consolidated balance sheet of Interstate Hotels & Resorts, Inc. and subsidiaries (formerly Interstate Hotels Corporation) as of December 31, 2002 and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for the year ended December 31, 2002, incorporated herein by reference in the registration statement on Form S-8.

/s/ KPMG LLP

McLean, Virginia
March 2, 2004